Exhibit 99.1

Press Release	BOSTON PRIVATE FINANCIAL HOLDINGS, INC. (NASDAQ—BPFH)

Boston Private Financial Holdings, Inc. Announces Results for Second Quarter Strong Operating Growth Combined with Non-Cash Charges Dividend Reduced in Conjunction with Capital Plan

Company Release - 07/22/2008 17:58

BOSTON — (BUSINESS WIRE) —

Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (“Boston Private”) today reported a second quarter GAAP loss of $80.6 million or $2.11 per share. The GAAP loss was driven by two non-cash charges totaling $82 million, net of tax, with an impact of $2.15 per share and by an increased loan loss provision at First Private Bank & Trust of $17.8 million, net of tax, or $0.42 per share. The non-cash charges include the previously announced non-cash compensation charge for the equity ownership restructuring of Westfield Capital, as well as the non-cash goodwill and intangible impairment charges associated with First Private. The goodwill impairment charge is the direct result of continued economic deterioration in Southern California, its negative impact on First Private’s loan portfolio, and the resulting deterioration in the value of this affiliate.

Operational highlights for the second quarter of 2008 include:

•	Total revenue 24% higher than a year ago, up 2% on a linked quarter basis

•	Loan growth of 4% and Deposit growth of 2% from the prior quarter

•	AUM/Advisory grew 5% ($2 billion) during the quarter

•	88% of the Investment Management segments’ AUM performed in the top quartile of peer investment managers for the one year performance period.

“Our financial performance, with the exception of First Private, was very strong in a number of areas despite difficult and challenging market conditions,” said Timothy L. Vaill, Chairman and CEO. “I believe we have been able to weather these challenges because of our diversification, our focus on and the performance in the wealth management sector and the hard work of our exceptional team. During the second quarter we experienced continued strength and growth in many areas of our business from our fee-based affiliates to our core Private Banking Group. The exception, as we’ve noted, has been First Private Bank. While the performance of this affiliate weighs on our overall results for the quarter, we have isolated the loan portfolio issues and are aggressively working to resolve them. Importantly, this experience helped drive us to look even more closely at overall credit standards across our banks and further scrutinize our loan portfolios across the enterprise. As a result, we have significantly improved our company-wide risk management practices, resources and procedures. We are confident that we have put the right team in place, both locally and at the corporate level, to oversee and execute this process, led by our Private Banking Group CEO, James Dawson.”

Concurrent with this release of the second quarter 2008 earnings, and in conjunction with our capital plan, the Board of Directors of Boston Private Financial Holdings, Inc. voted to reduce the quarterly dividend from $0.10/share to $0.01/share effective with the next payout date of August 15, 2008. Mr. Vaill said, “By reducing our dividend at this time, we will significantly increase our internal generation of equity capital which, together with our external capital raising plan, will create a level of capital strength prudent in this kind of challenging economic environment. Over time, as and when conditions improve, we will re-evaluate our dividend rate and when appropriate, hope to return our dividend payout ratio to a level more in line with our historical practices.”

Financial Highlights

•	Total revenues for the second quarter 2008 were up 24% to $120.0 million, compared to revenues of $96.6 million a year ago. On a linked quarter basis, revenues were up $2.6 million, or 2%.

•	Net Interest Income for the second quarter was up 17% to $51.8 million, compared to $44.2 million a year ago. On a linked quarter basis, net interest income was up $2.1 million, or 4%.

•	Wealth Advisory fees for the second quarter were up 64% to

$12.7 million, compared to $7.7 million a year ago. On a linked quarter basis, Wealth Advisory fees increased $0.3 million, or 2%.

•

Investment Management and Trust fees for the second quarter were up 4% to $42.3 million as compared to $40.4 million a year ago. On a linked quarter basis, Investment Management and Trust fees were up $1.9 million, or 5%.

•

The Company recognized a gain of $5.1 million, net of tax, or $0.13 per share, from repurchasing $86.5 million of its 3% contingent convertible senior notes due in 2027. The funds were replaced with funding sources that had lower interest rates, which contributed to the decrease in the Company’s borrowing yields.

•

Total Assets Under Management/Advisory increased 5% or $2 billion to $38 billion from consolidated and unconsolidated affiliates on a linked quarter basis, with $700 million coming from net new flows and $1.3 billion from investment performance.

Banking Segment (excluding First Private):

•

Recorded $1.8 million in net charge-offs during the second quarter, which represented approximately 4 basis points of total loans as compared to $1.1 million or 2 basis points of total loans in net charge-offs during the first quarter of 2008.

•	Non-performing loans as a percentage of total loans remained relatively flat at 71 basis points versus 70 basis points in the prior quarter.

•	The allowance for credit losses as a percentage of total loans was 1.25%, higher than the prior quarter by 8 basis points.

•

Classified loans, which include loans classified as either sub-standard, doubtful or loss, for the second quarter of 2008 were $92.5 million, up 76% from $52.5 million in the first quarter of 2008. 53% or $21.4 million is attributable to the Southern Florida region and 38% or $15.4 million is attributable to the Pacific Northwest region.

First Private Bank:

•	First Private recorded $21.1 million in net charge-offs during the second quarter, compared to $0.6 million in the prior quarter.

•	Non-performing loans increased $18.2 million to $69.4 million from the prior quarter.

•	The allowance for credit losses as a percentage of total loans increased to 7.5%, up 60 basis points from the prior quarter.

•	The classified loans increased to $152.9 million, or 5% in the second quarter of 2008 from $145.1 million in the first quarter of 2008.

•

As a result of the increased provision and non-performing loans, the Company recorded an additional $13.7 million in goodwill impairment at First Private. This charge was in addition to the $20.6 million of impairment at First Private recorded in the first quarter of 2008.

“Our core banking business segment, excluding First Private, is performing well,” said David Kaye, CFO. “We had positive loan growth and deposit growth, and our investment portfolios are performing strongly. However, we are disappointed with the continuing deterioration and resultant charge-offs and provisions especially in Southern California. While we posted a provision expense of $31.9 million this quarter, 73% of the provision, or $23.3 million, is directly attributable to First Private, 18% attributable to other provisions, and 9% is directly related to strong loan growth at our other private banking affiliates. From 6/30/06 to 6/30/08 we have seen loans receivable increase from $4.0 billion to $5.6 billion, or 42%. As far as the rest of the business is concerned, we are pleased with the continuing strong performance from the fee-based businesses, which drove 50% of our revenues during the second quarter.”

Jay Cromarty, CEO of the Investment Management and Wealth Advisory Group said, “We experienced continued strong performance in the Asset Management and Wealth Advisory segments of our business in the second quarter. AUM was up 6% year over year and 7% on a linked quarter basis. Highlights of the quarter included significant net flows of approximately $700 million at Westfield and $100 million at Anchor. Dalton, Greiner experienced strong investment performance which now puts every one of their strategies ahead of its respective benchmark for the one, three, five, ten year and since inception time periods.”

Credit Commentary

As previously announced, the Company retained a leading independent loan review company to review the portfolios and credit practices in place across all five of its private banks, which is now complete. Reviews at First Private and Gibraltar Private were completed in the first quarter and reviews at the other three banks were completed in the second quarter. Management considered this independent review, among other factors, when establishing the loan loss reserves at the end of each quarter. Similar reviews by the same firm will be conducted on a regular basis at all of the Company’s banks on a going forward basis.

In addition to the independent loan review, the Company has undertaken a series of initiatives to implement enhanced credit quality, loan administration and overall risk management across the enterprise. These initiatives include naming James R. Shulman to the newly created position of Chief Credit Officer at the holding company, charged with overseeing credit across the organization and consolidating and standardizing key risk management practices including appraisal policies, loan reviews and loan loss reserve methodologies. Mr. Shulman brings over 20 years of experience working as an analyst on credit risk in both banking and investments.

Continued economic decline in Southern California impacted overall banking results. Provisions for loan losses were $31.9 million in the second quarter which reflects an increase of $12.3 million over the first quarter of 2008 with $23.3 million or 73% attributable to First Private.

“With continuing market deterioration, we and the banking industry as a whole face a challenging near-term outlook,” said James Dawson, CEO of the Private Banking Group. “However, we were encouraged by the results of the final report from the independent loan review firm on the loan portfolios across the Company. We’ve dedicated significant time to evaluating our credit quality and risk management practices, and I am confident that, with the additional steps we’ve taken and the people we have put in place, we are well positioned for the future.”

In Closing

Mr. Vaill concluded, “With the clarity of hindsight, we are committed to further enhancing the credit culture and portfolio, and mitigating our risks in Southern California going forward. We believe that the steps we’ve taken to strengthen our credit operations positions our Company for a strong recovery within a revised credit culture. Above all, we believe our core business strategy is very sound. We are focused on serving affluent customers in key geographic regions in the United States, providing wealth management products and services to help clients and their families and their businesses gather, protect, and grow their assets. We are diversified across banking and fee-based segments and with our affiliates located near pockets of emerging affluence, they are constantly generating new opportunities.

“As I have said for many years now, we are focused on building an organization that will create value for shareholders, customers and employees both in the near term and over time. We have a quality management team that has proven it can execute and deliver results and we have some of the best employees in the business who are focused on doing all they can to meet client needs in these trying times. Although the current environment is difficult, and may remain this way for a while, the foundation of our business—serving clients with excellence—is solid. We believe we are well-positioned to maintain a steady course and I am confident in our future prospects.”

Management will hold a conference call at 8:00 a.m. Eastern time on Wednesday, July 23, 2008, to discuss its financial results in more detail. To access the call:

Dial In #: 866-383-8119

International Dial In #: 617-597-5344

Passcode: 77828245

Replay Information:

Available from 7/23/2008 to 7/30/2008

Dial In #: 888-286-8010

International Dial In #: 617-801-6888

Passcode: 21295643

The call will be simultaneously webcast and may be accessed on the Internet by linking through www.bostonprivate.com.

Boston Private Wealth Management Group

Boston Private Wealth Management Group is a national financial service organization comprised of independently operated affiliates located in key regions of the U.S. that offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. The Company enters demographically attractive markets through a very selective acquisition process and then expands by way of organic growth. It employs a distinct business strategy, empowering its affiliates to run independently such that they can best serve their clients at the local level, while at the same time providing strategic oversight and access to resources, both financial and intellectual, to support management, compliance, legal, marketing, and operations. (NASDAQ: BPFH).

For more information about Boston Private, visit the Company’s web site at www.bostonprivate.com.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond Boston Private’s control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. Boston Private’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets and the impact of such conditions on Boston Private’s private banking and asset investment advisory activities, changes in interest rates, competitive pressures from other financial institutions, a deterioration in general economic conditions on a national basis or in the local markets in which Boston Private operates, including changes which adversely affect borrowers’ ability to service and repay our loans, changes in loan defaults and charge-off rates, adequacy of loan loss reserves, reduction in deposit levels necessitating increased borrowing to fund loans and investments, the passing of adverse government regulation, the risk that goodwill and intangibles recorded in Boston Private’s financial statements will become impaired, and risks related to the identification and implementation of acquisitions, as well as the other risks and uncertainties detailed in Boston Private’s Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission. Boston Private does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Boston Private Financial Holdings, Inc.

Selected Financial Data

(In Thousands, except share data)

(Unaudited)

	June 30, 2008	June 30, 2007	December 31, 2007
FINANCIAL DATA:
Total Balance Sheet Assets	$7,182,508	$5,939,469	$6,818,131
Stockholders’ Equity	641,555	663,695	662,461
Investment Securities	798,111	576,137	719,934
Goodwill	317,733	311,240	349,889
Intangible Assets, Net	101,594	118,828	108,349

Commercial and Construction Loans	3,355,241	2,701,540	3,182,081
Residential Mortgage Loans	1,885,928	1,603,529	1,765,217
Home Equity and Other Consumer Loans	354,896	281,092	312,602

Total Loans	5,596,065	4,586,160	5,259,900

Loans Held for Sale	13,552	8,603	6,782

Deposits	4,462,607	3,902,432	4,375,101
Borrowings	1,947,619	1,256,505	1,632,944

Book Value Per Share	$16.63	$17.84	$17.68
Market Price Per Share	$5.67	$26.87	$27.08

ASSETS UNDER MANAGEMENT AND ADVISORY:

Private Banking	$4,653,000	$4,298,000	$4,738,000
Investment Managers	22,930,000	21,891,000	23,058,000
Wealth Advisory (1)	9,705,000	8,860,000	9,055,000
Less: Inter-company Relationship	(317,000)	(250,000)	(286,000)

Consolidated Affiliate Assets Under Management and Advisory	$36,971,000	$34,799,000	$36,565,000

Unconsolidated	1,022,000	1,200,000	1,188,000

Total Unconsolidated Assets Under Management and Advisory	$37,993,000	$35,999,000	$37,753,000
FINANCIAL RATIOS:
Stockholders’ Equity/Total Assets	8.93%	11.17%	9.72%
Tangible Equity/Tangible Assets	3.29%	4.24%	3.21%
Allowance for Credit Losses/Total Loans	1.84%	1.13%	1.46%

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
OPERATING RESULTS:
Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)	$53,653	$45,960	$105,191	$90,980
FTE Adjustment	1,874	1,722	3,741	3,358

Net Interest Income	51,779	44,238	101,450	87,622

Investment Management and Trust Fees:
Private Banking	8,167	7,182	15,982	13,856
Investment Managers	34,088	33,267	66,664	64,316

Total Investment Management Fees	42,255	40,449	82,646	78,172

Total Wealth Advisory Fees	12,684	7,737	25,071	15,003
Other Fees	4,468	4,141	7,422	7,789

Total Fees	59,407	52,327	115,139	100,964

Investment Gains	193	5	795	8
Gain on Retirement of Debt	8,582	—	19,906	—

Total Fees and Other Income	68,182	52,332	135,840	100,972

Total Revenue	119,961	96,570	237,290	188,594

Provision for Loan Losses	31,904	745	51,552	1,921

Salaries and Employee Benefits	53,869	46,672	106,712	93,272
Occupancy and Equipment	8,852	8,103	17,782	15,978
Professional Services	6,664	4,129	11,641	7,335
Marketing and Business Development	3,170	2,834	6,056	5,432
Contract Services and Processing	2,017	1,608	3,875	3,044
Amortization of Intangibles	3,550	3,508	6,770	7,057
Provision for Unfunded Loan Commitments	(892)	422	(800)	585
Other	6,250	4,367	11,681	8,484

Total Operating Expense	83,480	71,643	163,717	141,187
Income Before Minority Interest, Income Taxes, Impairment and Westfield Profit Interest Granted	4,577	24,182	22,021	45,486
Westfield Profit Interest Granted	66,000	—	66,000	—
Impairment, Net (6)	16,026	10,054	36,626	10,054

(Loss)/Income Before Minority Interest and Taxes	(77,449)	14,128	(80,605)	35,432
Minority Interest	1,406	106	2,908	1,020

Net (Loss)/Income before Income Taxes	(78,855)	14,022	(83,513)	34,412
Income Tax Expense	1,773	9,246	6,959	16,503

Net (Loss)/Income	$(80,628)	$4,776	$(90,472)	$17,909

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
RECONCILIATION OF GAAP EARNINGS TO CASH EARNINGS:
Net (Loss)/Income (GAAP Basis)	$(80,628)	$4,776	$(90,472)	$17,909
Cash Basis Earnings (2)
Book Amortization of Purchased Intangibles, Net	1,947	1,890	3,733	3,801
Cash Benefit of Tax Deductions from Purchased Intangibles & Goodwill	1,145	1,077	2,280	2,188
Stock options, ESPP, and Other Stock Compensation, Net	66,867	925	67,700	2,046
Impairment of Goodwill & Intangibles, Net	16,026	10,054	36,626	10,054

Total Cash Basis Adjustment	85,985	13,946	110,339	18,089

Cash Basis Earnings	$5,357	$18,722	$19,867	$35,998

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
PER SHARE DATA: (In thousands, except per share data)
Calculation of Net Income for EPS:
Net (Loss)/Income as Reported for Basic EPS	$(80,628)	$4,776	$(90,472)	$17,909
Interest on Convertible Trust Preferred Securities, Net of Tax	—	—	—	1,500

Net (Loss)/Income for Diluted EPS	$(80,628)	$4,776	$(90,472)	$19,409
Interest on Convertible Trust Preferred Securities, Net of Tax for Cash EPS	$—	$750	$1,480	—
Calculation of Average Shares Outstanding:
Weighted Average Basic Shares	38,172	36,616	37,817	36,447
Dilutive Effect of:
Stock Options, Stock Grants, and Other (3)	—	1,487	—	1,579

Convertible Trust Preferred Securities (3)	—	—	—	3,184

Dilutive Potential Common Shares	—	1,487	—	4,763
Weighted Average Diluted Shares	38,172	38,103	37,817	41,210
Weighted Average Diluted Shares for cash EPS	39,146	41,288	41,950	41,210
(Loss)/Earnings per Share:
Basic	$(2.11)	$0.13	$(2.39)	$0.49
Diluted	$(2.11)	$0.13	$(2.39)	$0.47

RECONCILIATION OF GAAP EPS TO CASH EPS: (on a Diluted Basis)
(Loss)/Income Per Share (GAAP Basis)	$(2.11)	$0.13	$(2.39)	$0.47
Cash Basis Adjustment	2.25	0.34	2.90	0.44

Cash Basis Earnings Per Diluted Share	$0.14	$0.47	$0.51	$0.91

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
OPERATING RATIOS & STATISTICS:
Return on Average Equity	(48.48)%	2.89%	(26.96)%	5.49%
Return on Average Assets	(4.55)%	0.32%	(2.58)%	0.61%
Net Interest Margin	3.39%	3.47%	3.35%	3.48%
Total Fees and Other Income/Total Revenue	56.84%	54.19%	57.25%	53.54%
Net Loans Charged-off (Recovered)	$22,936	$(525)	$24,624	$(517)

AVERAGE BALANCE SHEET:	Three Months Ended June 30, 2008			Three Months Ended June 30, 2007
AVERAGE ASSETS	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earnings Assets Cash and Investments	$872,789	$9,083	4.16%	$735,046	$9,139	4.96%
Loans Commercial and Construction	3,212,768	53,628	6.62%	2,628,288	50,928	7.68%
Residential Mortgage	1,833,659	27,306	5.96%	1,604,611	23,358	5.82%
Home Equity and Other Consumer	345,535	4,924	5.65%	276,672	5,442	7.83%

Total Earning Assets	6,264,751	94,941	6.03%	5,244,617	88,867	6.74%

Allowance for Loan Losses	(90,072)			(48,008)
Cash and due From Banks	61,189			54,105
Other Assets	848,730			700,054

TOTAL AVERAGE ASSETS	$7,084,598			$5,950,768

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest- Bearing Liabilities: Deposits: Savings and NOW	$678,791	$2,567	1.52%	$564,742	$3,014	2.14%
Money Market	1,729,658	10,133	2.36%	1,867,200	15,727	3.38%
Certificate of Deposits	1,281,553	12,098	3.80%	925,998	11,032	4.78%

Total
Deposits	3,690,002	24,798	2.70%	3,357,940	29,773	3.56%
Junior Subordinated Debentures and Other Long-term Debt	398,742	4,322	4.34%	234,021	3,320	5.58%
FHLB Borrowings and Other	1,427,899	12,168	3.37%	863,757	9,814	4.50%

Total Interest- Bearing Liabilities	5,516,643	41,288	2.99%	4,455,718	42,907	3.85%

Non-interest Bearing Demand Deposits	791,517			706,598
Payables and Other Liabilities	111,221			126,942

Total Liabilities	6,419,381			5,289,258
Stockholders’ Equity	665,217			661,510

TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$7,084,598			$5,950,768

Net Interest Income	$53,653			$45,960
Net Interest Margin	3.39%			3.47%

9

AVERAGE BALANCE SHEET:

	Six Months Ended June 30, 2008
	Average Balance	Income/ Expense	Yield/ Rate
AVERAGE ASSETS
Earnings Assets
Cash and Investments	$878,876	$19,131	4.35%
Loans
Commercial and Construction	3,180,259	109,290	6.81%
Residential Mortgage	1,814,997	54,905	6.05%
Home Equity and Other Consumer	331,216	10,206	6.10%

Total Earning Assets	6,205,348	193,532	6.20%

Allowance for Loan Losses	(81,820)
Cash and due From Banks	63,788
Other Assets	823,853

TOTAL AVERAGE ASSETS	$7,011,169

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$670,198	$5,813	1.74%
Money Market	1,795,326	23,978	2.69%
Certificate of Deposits	1,194,131	24,579	4.14%

Total Deposits	3,659,655	54,370	2.99%
Junior Subordinated Debentures and Other Long-term Debt	452,959	10,157	5.50%
FHLB Borrowings and Other	1,324,639	23,814	3.55%

Total Interest-Bearing Liabilities	5,437,253	88,341	3.25%

Non-interest Bearing Demand Deposits	778,306
Payables and Other Liabilities	124,485

Total Liabilities	6,340,044
Stockholders’ Equity	671,125

TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$7,011,169

Net Interest Income		$105,191
Net Interest Margin		3.35%

10

AVERAGE BALANCE SHEET:

	Six Months Ended June 30, 2007
	Average Balance	Income/ Expense	Yield/ Rate
AVERAGE ASSETS
Earnings Assets
Cash and Investments	$713,827	$17,469	4.89%
Loans
Commercial and Construction	2,585,912	100,056	7.70%
Residential Mortgage	1,595,097	46,192	5.79%
Home Equity and Other Consumer	271,644	10,623	7.79%

Total Earning Assets	5,166,480	174,340	6.73%

Allowance for Loan Losses	(47,447)
Cash and due From Banks	55,086
Other Assets	701,859

TOTAL AVERAGE ASSETS	$5,875,978

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$557,772	$5,944	2.15%
Money Market	1,870,212	31,437	3.09%
Certificate of Deposits	907,013	21,303	5.35%

Total Deposits	3,334,997	58,684	3.55%
Junior Subordinated Debentures and Other Long-term Debt	234,021	6,613	5.68%
FHLB Borrowings and Other	802,931	18,063	4.48%

Total Interest-Bearing Liabilities	4,371,949	83,360	3.83%

Non-interest Bearing Demand Deposits	718,178
Payables and Other Liabilities	133,506

Total Liabilities	5,223,633
Stockholders’ Equity	652,345

TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$5,875,978

Net Interest Income		$90,980
Net Interest Margin		3.48%

PRIVATE BANKING LOAN DATA AND CREDIT QUALITY (4):

	June 30, 2008	June 30, 2007	December 31, 2007
Commercial Loans:
New England	$948,583	$808,287	$861,992
Northern California	775,093	678,276	698,353
South Florida	338,648	318,662	339,710
Pacific Northwest	160,347	—	153,686

Subtotal Commercial Loans	$2,222,671	$1,805,225	$2,053,741
Southern California	266,785	216,618	265,651

Total Commercial Loans	$2,489,456	$2,021,843	$2,319,392

Construction Loans:
New England	$115,897	$90,716	$123,242
Northern California	169,507	107,331	146,075
South Florida	271,727	259,723	268,731
Pacific Northwest	68,014	—	64,431

Subtotal Construction Loans	$625,145	$457,770	$602,479
Southern California	241,520	221,927	261,172

Total Construction Loans	$866,665	$679,697	$863,651

Residential Mortgage Loans:
New England	$1,109,596	$945,381	$1,022,155
Northern California	189,791	128,159	152,417
South Florida	548,565	519,408	553,356
Pacific Northwest	25,922	—	24,526

Subtotal Residential Mortgage
Loans	$1,873,874	$1,592,948	$1,752,454
Southern California	12,054	10,581	12,763

Total Residential Mortgage Loans	$1,885,928	$1,603,529	$1,765,217

Home Equity and Other Consumer Loans:
New England	$69,801	$47,161	$55,802
Northern California	64,777	44,698	50,700
South Florida	196,872	181,611	191,820
Pacific Northwest	2,702	—	4,164

Subtotal Home Equity and Other Consumer Loans	$334,152	$273,470	$302,486
Southern California	13,483	4,310	4,204

Subtotal Home Equity and Other Consumer Loans	$347,635	$277,780

Subtotal Private Banking Loans	$5,055,842	$4,129,413	$4,711,160

Southern California	533,842	453,436	543,790

Total Private Banking Loans	$5,589,684	$4,582,849	$5,254,950

Allowance for Credit Losses:
New England	$25,423	$23,133	$24,131
Northern California	13,488	10,945	12,111
South Florida	16,965	11,793	12,406
Pacific Northwest	7,261	—	2,704

Subtotal Allowance for Credit Losses	$63,137	$45,871	$51,352
Southern California	40,039	6,124	25,695

Total Allowance for Credit Losses	$103,176	$51,995	$77,047

Classified Loans (5):
New England	$9,300	$6,069	$12,807
Northern California	5,336	—	—
South Florida	55,865	2,210	25,559
Pacific Northwest	22,025	—	1,236

Subtotal Classified Loans	$92,526	$8,279	$39,602
Southern California	152,887	8,919	80,499

Total Classified Loans	$245,413	$17,198	$120,101

Non-performing Loans:
New England	$7,794	$2,823	$7,390
Northern California	726	—	—
South Florida	25,029	2,261	18,508

Pacific Northwest	2,213	—	—

Subtotal Non-performing Loans	$35,762	$5,084	$25,898
Southern California	69,356	8,919	26,725

Total Non-performing Loans	$105,118	$14,003	$52,623

Loans 30-89 Days Past Due:
New England	$2,894	$4,031	$9,412
Northern California	—	—	479
South Florida	2,924	8,471	3,944
Pacific Northwest	1,769	—	75

Subtotal Loans 30-89 Days Past Due	$7,587	$12,502	$13,910
Southern California	22,932	390	8,453

Total Loans 30-89 Days Past Due	$30,519	$12,892	$22,363

Net Loans Charged-off/(Recovered) for the Three Months Ended:
New England	$953	$50	$4
Northern California	$1	—	$10
South Florida	$365	—	$480
Pacific Northwest	$500	—	$12

Subtotal Net Loans Charged-off/(Recovered)	$1,819	$50	$506
Southern California	21,117	(575)	—

Total Net Loans Charged-off/(Recovered)	$22,936	$(525)	$506

		June 30, 2008	March 31, 2008
FINANCIAL DATA:
Total Balance Sheet Assets		$7,182,508	$6,889,070
Stockholders’ Equity		641,555	668,020
Investment Securities		798,111	728,542
Goodwill		317,733	330,743
Intangible Assets, Net		101,594	108,942
Commercial and Construction Loans		3,355,241	3,253,109
Residential Mortgage Loans		1,885,928	1,795,814
Home Equity and Other Consumer Loans		354,896	333,768

Total Loans		5,596,065	5,382,691
Loans Held for Sale		13,552	7,324
Deposits		4,462,607	4,370,379
Borrowings		1,947,619	1,742,158

Book Value Per Share	$16.63	$17.35
Market Price Per Share	$5.67	$10.59

ASSETS UNDER MANAGEMENT AND ADVISORY:

Private Banking	$4,653,000	$4,727,000
Investment Managers	22,930,000	20,766,000
Wealth Advisory	9,705,000	9,805,000
Less: Inter-company Relationship	(317,000)	(313,000)

Consolidated Affiliate Assets Under Management and Advisory	$36,971,000	$34,985,000
Unconsolidated	1,022,000	1,050,000

Total Unconsolidated Assets Under Management and Advisory	$37,993,000	$36,035,000

FINANCIAL RATIOS:
Stockholders’ Equity/Total Assets	8.93%	9.70%
Tangible Equity/Tangible Assets	3.29%	3.54%
Allowance for Credit Losses/Total Loans	1.84%	1.77%

	Three Months Ended
	June 30, 2008	March 31, 2008
OPERATING RESULTS:
Net Interest Income—on a Fully Taxable Equivalent Basis (FTE)	$53,653	$51,538
FTE Adjustment	1,874	1,868

Net Interest Income	51,779	49,670

Investment Management and Trust Fees:
Private Banking	8,167	7,815
Investment Managers	34,088	32,576

Total Investment Management Fees	42,255	40,391
Total Wealth Advisory Fees	12,684	12,387
Other Fees	4,468	2,776

Total Fees	59,407	55,554

Investment Gains / Losses	193	781
Gain on Retirement of Debt	8,582	11,324

Total Fees and Other Income	68,182	67,659

Total Revenue	119,961	117,329

Provision for Loan Losses	31,904	19,648

Salaries and Employee Benefits	53,869	52,843
Occupancy and Equipment	8,852	8,930
Professional Services	6,664	4,977
Marketing and Business Development	3,170	2,885
Contract Services and Processing	2,017	1,858
Amortization of Intangibles	3,550	3,221
Provision for unfunded loan commitments	(892)	92
Other	6,251	5,429

Total Operating Expense	83,481	80,235
Income Before Minority Interest, Income Taxes, Impairment and Westfield Profit Interest Granted	4,576	17,445
Westfield Profit Interest Granted	66,000	—
Impairment, Net (6)	16,026	20,600

Loss Before Minority Interest and Taxes	(77,450)	(3,155)
Minority Interest	1,406	1,503

Loss Before Income Taxes	(78,856)	(4,657)
Income Tax Expense	1,773	5,187

Net Loss	$(80,628)	$(9,844)

	Three Months Ended
	June 30, 2008	March 31, 2008
RECONCILIATION OF EARNINGS BEFORE Q1 ‘08 IMPAIRMENT TO CASH EARNINGS:
Net Loss (GAAP basis)	$(80,628)	$(9,844)
Cash Basis Earnings (2)
Book Amortization of Purchased Intangibles, Net	1,947	1,785
Cash Benefit of Tax Deductions from Purchased Intangibles & Goodwill	1,145	1,136
Stock options, ESPP, and Other Stock Compensation, Net	66,867	833
Impairment of Goodwill and Intangibles, Net	16,026	20,600

Total Cash Basis Adjustment	85,985	24,354

Cash Basis Earnings	$5,357	$14,510

16

	Three Months Ended
	June 30, 2008	March 31, 2008
PER SHARE DATA: (In thousands, except per share data)
Calculation of Net Income for EPS:
Net Loss Reported for Basic EPS	$(80,628)	$(9,844)
Interest on Convertible Trust Preferred Securities, Net of Tax	—	—

Net Loss for Diluted EPS	$(80,628)	$(9,844)
Interest on Convertible Trust Preferred Securities, Net of Tax for Cash EPS	$—	$740
Calculation of Average Shares Outstanding:
Weighted Average Basic Shares	38,172	37,457
Dilutive Effect of:
Stock Options, Stock Grants, and Other (3)	—	—
Convertible Trust Preferred securities (3)	—	—

Dilutive Potential Common Shares	—	—
Weighted Average Diluted Shares	38,172	37,457
Weighted Average Diluted Shares for Cash EPS	39,146	41,539
Loss per Share:
Basic	$(2.11)	$(0.26)
Diluted	$(2.11)	$(0.26)

RECONCILIATION OF GAAP EPS TO CASH EPS:
(on a Diluted Basis)
Loss Per Share	$(2.11)	$(0.26)
Cash Basis Adjustment	$2.25	$0.63

Cash Basis Earnings Per Diluted Share	$0.14	$0.37

OPERATING RATIOS & STATISTICS:
Return on Average Equity	(48.48)%	(5.78)%
Return on Average Assets	(4.55)%	(0.57)%
Net Interest Margin	3.39%	3.32%
Total Fees and Other Income/Total Revenue	56.84%	57.67%
Net Loans Charged-off / (Recovered)	$22,936	$1,688

	June 30, 2008	March 31, 2008
PRIVATE BANKING LOAN DATA AND CREDIT QUALITY (4):
Commercial Loans:
New England	$948,583	$914,683
Northern California	775,093	726,479
South Florida	338,648	342,474
Pacific Northwest	160,347	150,546

Subtotal Commercial Loans	$2,222,671	$2,134,182
Southern California	266,785	273,221

Total Commercial Loans	$2,489,456	$2,407,403

Construction Loans:
New England	$115,897	$93,709
Northern California	169,507	148,827
South Florida	271,727	268,966
Pacific Northwest	68,014	72,280

Subtotal Construction Loans	$625,145	$583,782
Southern California	241,520	262,920

Total Construction Loans	$866,665	$846,702

Residential Mortgage Loans:
New England	$1,109,596	$1,040,972
Northern California	189,791	169,810
South Florida	548,565	546,828
Pacific Northwest	25,922	27,378

Total Residential Mortgage Loans	$1,873,874	$1,784,988
Southern California	12,054	10,826

Total Residential Mortgage Loans	$1,885,928	$1,795,814

Home Equity and Other Consumer Loans:
New England	$69,801	$57,047
Northern California	64,777	58,443
South Florida	196,872	193,578
Pacific Northwest	2,702	3,716

Subtotal Home Equity and Other Consumer Loans	$334,152	$312,784
Southern California	13,483	13,560

Total Home Equity and Other Consumer Loans	$347,635	$326,344

Subtotal Private Banking Loans	$5,055,842	$4,815,736

Southern California	533,842	560,527

Total Private Banking Loans	$5,589,684	$5,376,263

Allowance for Credit Losses:
New England	$25,423	$24,375
Northern California	13,488	12,559
South Florida	16,965	16,330
Pacific Northwest	7,261	3,175

Subtotal Allowance for Credit Losses:	$63,137	$56,439
Southern California	40,039	38,664

Total Allowance for Credit Losses:	$103,176	$95,103

Classified Loans (5):
New England	$9,300	$11,348
Northern California	5,336	—
South Florida	55,865	34,476
Pacific Northwest	22,025	6,641

Subtotal Classified Loans	$92,526	$52,465
Southern California	152,887	145,105

Total Classified Loans	$245,413	$197,570

Non-performing Loans:
New England	$7,794	$7,240
Northern California	726	479
South Florida	25,029	20,447
Pacific Northwest	2,213	5,704

Subtotal Non-performing Loans	$35,762	$33,870
Southern California	69,356	51,197

Total Non-performing Loans	$105,118	$85,067

Loans 30-89 days past due:
New England	$2,894	$13,147
Northern California	—	726
South Florida	2,924	1,357
Pacific Northwest	1,769	—

Subtotal Loans 30-89 Days Past Due	$7,587	$15,230
Southern California	22,932	10,510

Total Loans 30-89 Days Past Due	$30,519	$25,740

Net Loans Charged-off for the Three Months Ended:
New England	$953	$1,005
Northern California	1	15
South Florida	365	76
Pacific Northwest	500	—

Subtotal Net Loans Charged-off/(Recovered)	$1,819	$1,096
Southern California	21,117	$592

Total Net Loans Charged-off/(Recovered)	$22,936	$1,688

(1)	The Company went from a minority to majority ownership of Bingham, Osborn, & Scarborough in Q3 2007. Prior period financial information is included with Earnings in Equity Investments. Prior period AUM data is shown for comparative purposes as being included with the consolidated Company.

(2)	The Company calculates its cash earnings by adjusting net income to exclude the amortization of the purchased intangibles (net of tax), the tax benefit on the portion of the purchase price allocated to goodwill, which is deductible over a 15 year life, impairment, and certain non-cash share based compensation plans (net of tax). The tax savings are deferred under GAAP accounting but are included in cash earnings since the tax savings (lower tax payment) will be retained unless the acquired company is sold. The Company uses certain non-GAAP financial measures, such as Cash Earnings, to provide information for investors to effectively analyze financial trends of ongoing business activities.
(3)	3,187,800 and 3,187,275 potential common shares from the convertible trust preferred securities were excluded from the diluted EPS computations for the three and six months ended June 30, 2008, respectively because the effect would be anti-dilutive. If the effect had been dilutive, interest expense, net of tax, related to the convertible trust preferred securities of $0.7 million and $1.5 million would be added back to net income for diluted EPS computations for the three and six months ended June 30, 2008, respectively. In addition 974,084 and 945,583 potential common shares from outstanding stock options, stock grants and other were also excluded from the diluted EPS computations for the three and six months ended June 30, 2008, respectively.
(4)	The concentration of the Private Banking loan data and credit quality is based on the location of the lender.
(5)	Classified loans include loans classified as either substandard, doubtful, or loss.
(6)	Gross impairment expense for the three and six months ended June 30, 2008 was $17.4 million and $38.0 million, respectively.

Source: Boston Private Financial Holdings

Contact: Boston Private Financial Holdings, Inc. David Kaye, 617-912-3949 Chief Financial Officer dkaye@bostonprivate.com or Catharine Sheehan, 617-912-3767 Senior Vice President, Corporate Communications csheehan@bostonprivate.com or Sloane & Company John Hartz, 212-446-1872 jhartz@sloanepr.com